EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-91878) pertaining to the 2001 Stock Option and Incentive Plan and the 2001 Non-Employee Director Stock Option Plan; in the Registration Statement (Form S-8 No. 33-58560) pertaining to the Amended and Restated 1992 Stock Plan, the 1992 Non-Employee Director Stock Option Plan, and the 1992 Employee Stock Purchase Plan; in the Registration Statement (Form S-8 No. 33-72162) pertaining to the Amended and Restated 1992 Stock Plan; in the Registration Statement (Form S-8 No. 33-87542) pertaining to the Amended and Restated 1992 Stock Plan and the 1992 Non-Employee Director Stock Option Plan; in the Registration Statement (Form S-8 No. 33-99618) pertaining to the Amended and Restated 1992 Stock Plan and the 1992 Amended Employee Stock Purchase Plan; in the Registration Statement (Form S-8 No. 333-16005) pertaining to the Amended and Restated 1992 Stock Plan; in the Registration Statement (Form S-8 No. 333-18245) pertaining to the 1996 Non-Qualified, Non-Officer Stock Option Plan; in the Registration Statement (Form S-8 No. 333-43833) pertaining to the Amended and Restated 1992 Stock Plan; in the Registration Statement (Form S-8 No. 333-87097) pertaining to the Amended and Restated 1992 Stock Plan, the 1992 Amended Employee Stock Purchase Plan, and the 1992 Non-Employee Director Stock Option Plan; in the Registration Statement (Form S-8 No. 333-45796) pertaining to the Amended and Restated 1992 Stock Plan; in the Registration Statement (Form S-8 No. 333-64724) pertaining to the 2001 Stock Option and Incentive Plan, the 2001 Employee Stock Purchase Plan, and the 2001 Non-Employee Director Stock Option Plan, of our report dated February 24, 2004 (except for the second paragraph of note 12, the date of which is March 27, 2004) with respect to the consolidated financial statements of Insightful Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2003.


/s/ ERNST & YOUNG LLP

Seattle,  Washington
April  14,  2004


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